UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2007

                                  NEOSTEM, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    0-10909                   22-2343568
           --------                    -------                   ----------
(State Or Other Jurisdiction         (Commission                (IRS Employer
      Of Incorporation)              File Number)            Identification No.)


   420 Lexington Avenue, Suite 450
          New York, New York                                        10170
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (212)-584-4814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     Effective as of January 26, 2007, concurrently and in connection with entering into the subscription agreements for the sale to accredited investors of units (the "Units"), comprised of two shares of its common stock, par value $.001 per share (the "Common Stock"), one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share (together, the Warrants), at a per Unit price of $1.00 for aggregate consideration of $1,920,000 (the "Financing"), the officers of the Company entered into letter agreements with the Company amending or supplementing their employment agreements or entered into a new employment agreement, as follows, each of which included a reduction in the salary of the officer from that to which the officer was entitled under the terms of his or her respective employment agreement.

     The Company entered into a letter agreement with Dr. Robin L. Smith, its Chairman of the Board and Chief Executive Officer, pursuant to which Dr. Smith's employment agreement dated as of May 26, 2006 was amended to provide that: (a) the term of her employment would be extended to December 31, 2010; (b) upon the closing of the Financing, Dr. Smith's base salary would be increased to $250,000 (such amount being $25,000 less than the amount to which Dr. Smith would have otherwise been entitled under her original employment agreement); (c) her base salary would be increased by 10% on each one year anniversary of the agreement;
(d) no cash bonus would be paid to Dr. Smith for 2007; (e)cash bonuses and stock awards under the Company's 2003 Equity Participation Plan ("2003 EPP") would be fixed at the end of 2007 for 2008, in an amount to be determined; and (f) upon termination of Dr. Smith's employment by the Company without cause or by Dr. Smith with good reason, the Company shall pay to Dr. Smith her base salary for the two year period following such termination. Other than as set forth therein, Dr. Smith's original employment agreement and all amendments thereto remain in full force and effect. In connection with the Financing, on January 18, 2007 Dr. Smith was also granted an option under the 2003 EPP to purchase 550,000 shares of the Common Stock at a per share exercise price equal to $.50 vesting as to
(i) 250,000 shares upon the closing of the Financing; (ii) 150,000 shares on June 30, 2007; and (iii) 150,000 shares on December 31, 2007.

     The Company entered into a letter agreement with Mark Weinreb, its President, pursuant to which Mr. Weinreb's employment agreement dated as of August 12, 2005 was supplemented with new terms which provide that: (a) upon the closing of the Financing, Mr. Weinreb's base salary would be paid at the annual rate of $200,000 (an annual rate which is 20% lower than the amount to which he was otherwise entitled under his employment agreement); (b) he would be entitled to quarterly bonuses of $5,000 commencing March 31, 2007; (c) he would be entitled to bonuses ranging from $3,000 to $5,000 upon the Company achieving certain business milestones (as follows: (i) a $5,000 bonus for every fifty collection fees paid to the Company; (ii) a $5,000 bonus for every five collection agreements signed and for which the fee is collected by the Company; and (iii) a $3,000 bonus for every twenty five fees paid to the Company for collection through certain strategic alliances negotiated by Mr. Weinreb; (d) any other bonuses would only be paid upon approval by the Compensation Committee of the Board of Directors; and (e) in the event of termination of employment, severance would be paid over a 12 month period in accordance with the payroll policies and practices of the Company. Further, an option to purchase 100,000 shares of Common Stock at $.60 per share, previously granted to Mr. Weinreb on December 5, 2006 and tied to the opening of certain collection centers, vested upon the execution of the agreement. This supplemental agreement will terminate upon the Company achieving certain revenue, financing or adult stem cell collection milestones, or at the discretion of the Compensation Committee of the Board of Directors. Other than as set forth therein, Mr. Weinreb's original employment agreement and all amendments thereto remain in full force and effect.

     The Company entered into a letter agreement with Larry A. May, its Chief Financial Officer, pursuant to which Mr. May's employment agreement dated as of January 19, 2006 was supplemented with new terms to provide that: (a) upon the closing of the Financing, Mr. May's base salary would be paid at the annual rate of $132,000 (an annual rate which is 20% lower than the amount to which he was otherwise entitled under his original employment agreement); (b) any bonus would only be paid upon approval by the Compensation Committee of the Board of Directors; and (c) in the event of termination of employment, severance would be paid over a 12 month period in accordance with the payroll policies and practices of the Company. This supplemental agreement will terminate upon the Company achieving certain revenue, financing or adult stem cell collection milestones, at the discretion of the Compensation Committee of the Board of Directors or at such time as Mr. May is no longer the Company's Chief Financial Officer. Other than as set forth therein, Mr. May's original employment agreement and all amendments thereto remain in full force and effect.

     The Company entered into a letter agreement with Catherine M. Vaczy pursuant to which Ms. Vaczy serves as the Company's Vice President and General Counsel. This agreement supercedes Ms. Vaczy's employment agreement dated as of April 20, 2005 and all amendments thereto. Subject to the terms and conditions of the letter agreement, the term of Ms. Vaczy's employment in such capacity will continue through December 31, 2008. In consideration for her services under the letter agreement, Ms. Vaczy will be entitled to receive a minimum annual salary of $150,000 during 2007 (such amount being 20% less than the annual salary to which Ms. Vaczy would have been entitled commencing April 20, 2007 pursuant to the terms of her original employment agreement) and a minimum annual salary of $172,500 during 2008.

     In the event Ms. Vaczy's employment is terminated prior to the end of the term of her letter agreement, for any reason, earned but unpaid cash compensation and unreimbursed expenses due as of the date of such termination will be payable in full. In addition, in the event Ms. Vaczy's employment is terminated prior to the end of the term for any reason other than by the Company with cause or Ms. Vaczy without good reason, Ms. Vaczy or her executor of her last will or the duly authorized administrator of her estate, as applicable, will be entitled to receive severance payments equal to $187,500 in the event the employment termination date is during 2007 and $215,700 in the event the employment termination date is during 2008. In the event her employment is terminated prior to the end of the term by the Company without cause or by Ms. Vaczy for good reason, all options granted by the Company will immediately vest and become exercisable in accordance with their terms. No other payments shall be made, nor benefits provided, by the Company in connection with the termination of employment prior to the end of the term, except as otherwise required by law. No severance payments will be payable without Ms. Vaczy first providing the Company with a release in customary form.

     Ms. Vaczy is also entitled to receive a cash bonus upon the occurrence of each of the following milestones: (a) $5,000 upon the closing of the Financing; and (b) $7,500 upon the next registration statement (other than a Form S-8) being declared effective by the Securities and Exchange Commission. Ms. Vaczy shall also be eligible for additional cash bonuses as follows, in each case as may be approved by the Compensation Committee of the Board of Directors: (a) for other tasks and responsibilities as mutually agreed, such as foundation legal counsel; (b) pursuant to milestones for 2008 as shall be set no later than December 31, 2007 by Ms. Vaczy and the Company's Chief Executive Officer, which the Chief Executive Officer shall recommend to the Compensation Committee of the Board of Directors for their vote thereon; and (c) as may be approved from time to time.

     Ms. Vaczy is also entitled to payment or reimbursement of certain expenses (including a car allowance equal to $1,000 per month) incurred by her in connection with the performance of her duties and obligations under the letter agreement, and to participate in any incentive and employee benefit plans or programs which may be offered by the Company and in all other plans in which the Company executives participate.


Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.
     ---------

     Exhibit 10.1 January 26, 2007 Amendment to Employment Agreement of Robin
                  Smith

     Exhibit 10.2 January 26, 2007 Amendment to Employment Agreement of Mark
                  Weinreb

     Exhibit 10.3 January 26, 2007 Amendment to Employment Agreement of Larry A.
                  May

     Exhibit 10.4 January 26, 2007 Employment Agreement with Catherine M. Vaczy

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      NEOSTEM, INC.



                                                      By: /s/ Catherine M. Vaczy
                                                          Catherine M. Vaczy
                                                          VP and General Counsel


     Dated: January 31, 2007

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number  Description
--------------  -----------

Exhibit 10.1    January 26, 2007 Amendment to Employment Agreement of Robin
                Smith

Exhibit 10.2    January 26, 2007 Amendment to Employment Agreement of Mark
                Weinreb

Exhibit 10.3    January 26, 2007 Amendment to Employment Agreement of Larry A.
                May

Exhibit 10.4    January 26, 2007 Employment Agreement with Catherine M. Vaczy